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                                                                  EXHIBIT (6)(b)

                                  SCHEDULE A
                                    TO THE
                            DISTRIBUTION AGREEMENT
            BETWEEN M.S.D. & T. FUNDS, INC. AND BISYS FUND SERVICES
         (FORMERLY KNOWN AS THE WINSBURY COMPANY LIMITED PARTNERSHIP)
                             DATED OCTOBER 1, 1993

NAMES OF FUNDS
--------------

Prime Money Market Fund

Government Money Market Fund

Tax-Exempt Money Market Fund

Tax-Exempt Money Market Fund (Trust)

Value Equity Fund

Intermediate Fixed Income Fund

Maryland Tax-Exempt Bond Fund

International Equity Fund

Diversified Real Estate Fund

                                            M.S.D. & T. FUNDS, INC.


                                            By:____________________________

                                            Title:_________________________

                                            Date:__________________________


                                            BISYS FUND SERVICES


                                            By:____________________________

                                            Title: ________________________

                                            Date:__________________________